Exhibit 10.2

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), entered into as of September 29, 2006, is by and among Chaparral Energy, Inc., a Delaware corporation (the “Company”), Fischer Investments, L.L.C., an Oklahoma limited liability company (“Fischer”), Altoma Energy, an Oklahoma general partnership (“Altoma”), Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake”), and each other holder of record of Common Stock (as defined below) who may hereafter duly and properly become bound by the terms hereof as required by Section 8.4, each person named above and each Person that hereafter may become a party hereto as contemplated hereby being referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Chesapeake is acquiring Common Stock from each of the Company, Fischer and Altoma on the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any Person controlling, controlled by, or under common control with such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the preamble hereto.

“Altoma” has the meaning specified in the preamble.

“Altoma Parties” means Altoma and its Permitted Transferees, collectively.

“Applicable Percentage” means with respect to each Party, a percentage equal to a fraction, the numerator of which is equal to the aggregate number of shares of Fully-Diluted Common Stock requested to be included in the Piggyback Registration by such party and the denominator of which is equal to the number of shares of Fully-Diluted Common Stock requested to be included in the Piggyback Registration by all such Parties.

“Beneficial” ownership or “beneficially” owned, with respect to any shares of Common Stock, shall have the same meaning as in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

“Board of Directors” means the board of directors of the Company or any committee or other body acting on behalf of, and possessing the rights as may be delegated by, the board of directors of the Company.

“Bona Fide Offer” means any bona fide offer to acquire shares of Common Stock or Common Stock Equivalents (whether in the form of a purchase of shares of Common Stock or Common Stock Equivalents, merger, business combination, recapitalization or otherwise) made by a Person which has the demonstrable financial ability to consummate such a transaction.

“Business” means the production, acquisition and development of oil and gas properties and alternative energy sources.

“Business Day” means any day other than a day on which banks in the State of Oklahoma or New York are authorized by law to close.

“Capital Stock” means any and all shares of stock, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing, including, without limitation, any Common Stock Equivalents.

“Chesapeake” has the meaning specified in the preamble.

“Common Stock” means the shares of common stock, par value US $0.01 per share, of the Company, or any successor interests thereto by merger or conversion.

“Common Stock Equivalents” means (without duplication with any other shares of Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, shares of Common Stock or securities convertible or exchangeable into shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Confidential Information” has the meaning specified in Section 8.7.

“Contractual Lock-Up Period” has the meaning specified in Section 4.1(a).

“Co-Sellers” has the meaning specified in Section 4.3(a).

“Co-Sellers’ Stock” has the meaning specified in Section 4.3(a).

“Demand Period” has the meaning specified in Section 5.1(a).

“Demand Registration” has the meaning specified in Section 5.1(a).

“Demand Request” has the meaning specified in Section 5.1(a).

“Effective Date” means the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean:

(i) Before a Qualified IPO, the value of shares of Common Stock of the Company held by any Person as determined, whenever the terms and provisions hereof call for a determination of the “Fair Market Value” of such shares (a “Subject Interest”), in good faith by the Board of Directors to be, as of any date, the fair market value of such Subject Interests.

(ii) After a Qualified IPO, the value of a Subject Interest is the weighted average of the daily Trading Prices of such Subject Interest for the twenty (20) consecutive Trading Days prior to the date in question. “Trading Price” shall mean with respect to the Subject Interest: (A) the sale prices on such day on the principal stock exchange on which such security is then listed or admitted to trading, (B) if such security is not listed or admitted to trading on any such exchange, the average of the trading prices of such security in the over-the-counter market on such day as reported by the National Association of Securities Dealers Automated Quotation System, (C) if such firm is not engaged in the business of reporting such prices, as reported by a similarly generally accepted reporting service or (D) if no such service is available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose. “Trading Day” shall mean with respect to the Subject Interest: (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or other national or international securities exchange, a day on which the New York Stock Exchange or such other national or international securities exchange is open for business, (B) if the applicable security is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (C) if the applicable security is not otherwise listed, admitted for trading or quoted, any Business Day.

“Fischer” has the meaning specified in the preamble hereto.

“Fischer Parties” means Fischer and its Permitted Transferees, including without limitation its members Mark A. Fischer, Trustee of the Mark A. Fischer 1994 Trust and Susan L. Fischer, Trustee of the Susan L. Fischer 1994 Trust.

“Fully-Diluted Common Stock” means, at any time, the then outstanding shares of Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise (including, with respect to all outstanding options, the “cashless-broker” exercise, if available, through procedures approved by the Company), conversion or exchange of all then-outstanding Common Stock Equivalents.

“GAAP” means generally accepted accounting principles as applied in the United States of America.

“Group” means any Person and Affiliate(s) of that Person acting in concert for the purpose of acquiring, holding or disposing of equity interests in the Company in other than a public offering of such equity interests.

“Holder” means any Person owning shares of Common Stock of the Company.

“Information” has the meaning set forth in Section 3.1(b).

“Lock-Up Expiration Date” has the meaning specified in Section 4.1(a).

“Notice” has the meaning specified in Section 8.6.

“Notice Date” has the meaning specified in Section 4.3(b).

“Observer” has the meaning set forth in Section 3.1(b).

“Other Party” means any Person who becomes a party to this Agreement other than Fischer, Altoma, Chesapeake or a Permitted Transferee thereof.

“Other Permitted Transferee” means in the case of any Other Party, (i) any corporation, partnership, trust or other entity which is controlled by the applicable Other Party, (ii) the applicable Other Party’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries (collectively, “Associates”), (iii) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include any of the respective Associates or their spouses or lineal descendants, (iv) a voting trustee for one or more of the respective subsidiaries or Associates under the terms of a voting trust as of the Effective Date.

“Permitted Transferee” is defined only with respect to Fischer, Altoma and Chesapeake, and means respectively for each (i) any Affiliate, (ii) any corporation, partnership or other entity which is an Affiliate of Fischer, Altoma or Chesapeake, as the case may be, (iii) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include Fischer, Altoma or Chesapeake and (iv) a voting trustee for Fischer, Altoma or Chesapeake, as the case may be, under the terms of a voting trust.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Piggyback Registration” has the meaning specified in Section 5.2.

“Piggyback Securities” has the meaning specified in Section 5.9.

“Qualified IPO” means (i) a consummated initial public offering of shares of Common Stock, which is underwritten on a firm commitment basis by a nationally-recognized investment banking firm, or (ii) any transaction resulting in the initial listing or quotation of the shares of Common Stock on a national securities exchange or on the Nasdaq National Market.

“Registrable Securities” means the Common Stock and any shares of Common Stock that are issuable upon the exercise of any right, including pursuant to any option, warrant or security convertible into shares of Common Stock or similar right and any other securities issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it is eligible for sale under Rule 144 without respect to any volume limitations, unless the Company fails, upon request of the Holder accompanied by an opinion of counsel to the Holder, reasonably acceptable to the Company, to the effect that the Registrable Securities are eligible for resale under Rule 144(k), to remove all restrictive legends on certificates representing such Registrable Security in connection with an anticipated Transfer of such Common Stock that is otherwise permitted by this Agreement, or (iii) (A) it has been otherwise Transferred and (B) the Company has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend, other than the legend required pursuant to Section 8.5 of this Agreement, if applicable, and (C) it may be resold without registration under the Securities Act.

“Registration Expenses” has the meaning specified in Section 6.2.

“Required Filing Date” has the meaning specified in Section 5.1(d).

“Required Sale” has the meaning specified in Section 4.3(a).

“Required Sale Notice” has the meaning specified in Section 4.3(a).

“Required Sale Date” has the meaning specified in Section 4.3(b).

“Restriction” has the meaning specified in Section 8.5(b).

“ROFO Notice” has the meaning specified in Section 4.9(a).

“ROFO Notice Price” has the meaning specified in Section 4.9(a).

“ROFO Offer Deadline” has the meaning specified in Section 4.9(a).

“ROFO Offer Notice” has the meaning specified in Section 4.9(a).

“ROFO Parties” has the meaning specified in Section 4.9(a).

“ROFO Seller” has the meaning specified in Section 4.9(a).

“ROFO Shares” has the meaning specified in Section 4.9(a).

“Sale Price” has the meaning specified in Section 4.3(b).

“Sale Stock” has the meaning specified in Section 4.3(a).

“SEC” means the United States Securities and Exchange Commission or any successor governmental agency.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Seller” has the meaning specified in Section 4.3(a).

“Selling Holder” means a holder of Registrable Securities who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of September 1, 2006, by and among the Company, Fischer, Altoma and Chesapeake.

“Subsequent Notice” has the meaning specified in Section 3.7.

“Subsidiary” means (i) any corporation or other entity a majority of the Capital Stock or other equity securities of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (ii) any limited liability company in which the Company or any direct or indirect Subsidiary is the sole managing member or (iii) any partnership in which the Company or any direct or indirect Subsidiary is a general partner.

“Suspension Period” has the meaning specified in Section 6.3.

“Tag-Along Offer” has the meaning specified in Section 4.2(a).

“Tag-Along Sale” has the meaning specified in Section 4.2(a).

“Tag-Along Seller” has the meaning specified in Section 4.2(a).

“Tag-Along Seller’s Notice” has the meaning specified in Section 4.2(b).

“Third Party” means a third party or parties that are not an Affiliate of the Tag-Along Seller or Seller, as applicable.

“Transfer,” including the correlative terms “Transferring” or “Transferred,” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of shares of Common Stock (or any interest (pecuniary or otherwise) therein or right thereto), including without limitation derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect thereto, shares of Common Stock is transferred or shifted to another Person.

“Underwriter” means a securities dealer that purchases any shares of Common Stock as principal and not as part of such dealer’s market-making activities.

1.2 References; Gender; Number; Certain Phrases. References to this “Agreement” shall mean this Stockholders’ Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative. All references in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” are to an Article, Section, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. The words “include”, “includes” and “including” shall mean “include, without limitation,”, “includes, without limitation” and “including, without limitation,”, respectively. All references herein to “dollars” or “$” refer to currency of the United States of America. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Each of Fischer, Altoma and Chesapeake, and each other Party that is not a natural person (as to itself only), hereby represents and warrants to the Company and the other Parties that:

(a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, as the case may be, with full power and authority under its certificate of incorporation and/or other organizational document(s) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

(b) this Agreement has been duly and validly executed and delivered by it and, upon the Effective Date, constitutes the binding obligation enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally, to general principles of equity (including a court’s discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

(c) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment, or decree applicable to it or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, by-laws or such other comparable organizational and governing document(s), as the case may be, or any agreement or other instrument to which it is a party or by which it is bound.

2.2 Each Party who is a natural person hereby represents and warrants (as to himself or herself only) to the Company and the other Parties that:

(a) he has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by him (or her) of this Agreement and the consummation by him (or her) of the transactions contemplated hereby have been duly authorized by all necessary action;

(b) this Agreement has been duly and validly executed and delivered by him (or her) and, upon the Effective Date, constitutes the binding obligation thereof enforceable against him (or her) in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally, to general principles of equity (including a court’s discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

(c) the execution, delivery and performance by him (or her) of this Agreement and the consummation by him (or her) of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which he (or she) is subject, (ii) violate any order, judgment or decree applicable to him (or her) or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which he (or she) is a party or by which he (or she) is bound.

2.3 The Company hereby represents and warrants to each other Party that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority under its certificate of incorporation and other organizational documents to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

(b) this Agreement has been duly and validly executed and delivered by the Company and, upon the Effective Date, constitutes the binding obligation thereof enforceable against the Company in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally, to general principles of equity (including a court’s discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

(c) the execution, delivery and, upon the Effective Date, performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws or such other comparable organizational and governing document(s), as the case may be, or any agreement or other instrument to which the Company is a party or by which it is bound.

ARTICLE 3

MANAGEMENT OF THE COMPANY;

ACTIVITIES OF THE PARTIES

3.1 Board of Directors.

(a) Generally. The Board of Directors of the Company shall manage the operation and affairs of the Company in accordance with the Company’s certificate of incorporation and bylaws and, in accordance therewith, shall select, appoint and remove the officers of the Company. The directors comprising the Board of Directors shall meet the requirements of Sections 3.2 through 3.3 and may consist of such numbers of directors as determined from time to time in accordance with the provisions contained herein and in the Company’s certificate of incorporation and bylaws. Notwithstanding anything to the contrary contained herein:

(i)	the Observer rights in Section 3.1(b) below shall terminate and be of no further force and effect on the earlier of (i) the closing date of the Qualified IPO or (ii) the date Chesapeake ceases to beneficially own 5% or more of the Company’s outstanding Common Stock;

(ii)	the rights set forth in Sections 3.2 and 3.3 regarding the election of directors shall terminate and be of no further force or effect effective as of the closing date of the Qualified IPO;

(iii)	the preemptive rights set forth in Section 3.7 shall terminate and be of no further force or effect effective as of the closing date of the Qualified IPO; and

(iv)	the voting obligations of Altoma set forth in Section 3.9 shall terminate and be of no further force or effect effective as of the closing date of the Qualified IPO.

(b) Board Observer. The Company shall permit a representative of Chesapeake (the “Observer”) to attend all meetings of the Board of Directors and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to Chesapeake the right to receive all notices, reports and other communications sent to directors, at the same time they are transmitted to directors. The Observer may be excluded from any meeting or portion thereof and need not be provided such materials if a majority of the Board of Directors reasonably believes that the Observer’s attendance at such meeting or access to such information would: (i) adversely affect attorney-client privilege between the Company and its counsel; (ii) represent confidential or proprietary business information that could be misused by Chesapeake; or (iii) involve a conflict of interest between the Company and Chesapeake. Chesapeake agrees and acknowledges that it and the Observer will be bound by the confidentiality provisions of Section 8.7 of this Agreement. The Company acknowledges that Chesapeake and the Observer may have, from time to time, information (“Information”) that may be of interest to the Company regarding a wide variety of matters including, by way of example only, current and future investments Chesapeake has made, may make, may consider or may become aware of with respect to other companies that may be competitive with the Company’s. The Information may or may not be known by the Observer. The Company agrees that Chesapeake and the Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or that would require Chesapeake or the Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company. Any one of the individuals named on Schedule 3.2 may act as Chesapeake’s Observer. From time to time, Chesapeake may, upon written notice to and approval by the Company, propose an amendment to Schedule 3.2 to replace any of the individuals named on Schedule 3.2 with different individuals who may act as Observer. The right of Chesapeake to an Observer shall be suspended during the time period in which Chesapeake has exercised its right to direct the election and appointment of a director under Section 3.4 hereof and such directors hold office.

3.2 Election of Directors Designated by Fischer. Prior to the closing of a Qualified IPO and as long as Fischer, Altoma and their Permitted Transferees own in the aggregate in excess of 50% of the outstanding shares of Common Stock of the Company, the Parties to this Agreement (and any successor(s) in interest), shall take or cause to be taken all action within their power, including, but not limited to, the voting of shares of Capital Stock of the Company (to the extent that any such Person holds shares of Capital Stock of the Company entitled to vote thereon), required to cause the Board of Directors to nominate and to cause the election or appointment as directors two (2) directors designated by Fischer on and after the Effective Date or, if on such date or at any time thereafter the aggregate number of directors exceeds three, such number of directors equal to the total number of directors not designated by Fischer. The Board of Directors shall nominate for election or shall appoint any directors designated by Fischer in accordance with this Section 3.2 promptly upon request, and in the event such request is made, until such designees have been appointed the Board of Directors shall not take any action that could be adverse to Fischer or its Permitted Transferees or Affiliates without the consent of Fischer or the existing designees of Fischer who are serving as directors.

3.3 Election of a Director designated by Altoma. Prior to the closing of a Qualified IPO and as long as (i) Fischer, Altoma and their Permitted Transferees own in the aggregate in excess of 50% of the outstanding shares of Common Stock of the Company and (ii) Altoma and its Permitted Transferees continue to own in excess of 5% of the outstanding shares of the

Company’s Common Stock, the Parties to this Agreement (and any successor(s) in interest), shall take or cause to be taken all action within their power, including, but not limited to, the voting of shares of Capital Stock of the Company (to the extent that any such Person holds shares of Capital Stock of the Company entitled to vote thereon), required to cause the Board of Directors to nominate and to cause the election or appointment as a director one (1) director designated by Altoma.

3.4 Election of Directors designated by Chesapeake. At the written election of Chesapeake and prior to the closing of a Qualified IPO, the Parties to this Agreement (and any successor(s) in interest), shall take or cause to be taken all action within their power, including, but not limited to, the voting of shares of Capital Stock of the Company (to the extent that any such Person holds shares of Capital Stock of the Company entitled to vote thereon), required to cause the Board of Directors to expand the number of directors of the Company and to nominate and to cause the election or appointment as a director of one (1) director designated by Chesapeake as long as Chesapeake and its Permitted Transferees own in the aggregate in excess of 5% of the outstanding shares of Common Stock of the Company; provided, Chesapeake shall not designate, and the Company shall not be required to nominate or appoint, any person who is an officer or director of Chesapeake or its subsidiaries unless counsel to Chesapeake or such persons provides an opinion of counsel to the Company that such person’s directorship would not violate Section 8 of the Clayton Act (15 U.S.C. § 19) or Section 1 of the Sherman Act (15 U.S.C. § 1).

3.5 Director Compensation. Members of the Board of Directors who are non-employees of the Company and are not Affiliates of Altoma, Fischer or Chesapeake shall receive compensation for their services as board members as determined by the other members of the Board of Directors.

3.6 Repurchase of Stock from Certain Executives. Each Party hereto shall take all action within its power, including but not limited to, the voting of shares of Capital Stock of the Company (to the extent that any such Person holds shares of Capital Stock of the Company entitled to vote thereon), required to approve any resolution submitted to the stockholders of the Company for the approval of payments by the Company to executives, pursuant to employment agreements between such executives and the Company or any of its subsidiaries, for the repurchase by the Company of shares of Capital Stock of the Company held by such executives.

3.7 Stockholders’ Preemptive Rights. If the Company proposes to sell any of its Capital Stock to any Person in a transaction or transactions, as the case may be, other than (a) pursuant to a Qualified IPO or other public offering of any of its Capital Stock, (b) as consideration for the merger or other acquisition of any other Person, assets or businesses, (c) equity securities offered to employees or directors of, or consultants or advisors to, the Company in accordance with the approval of the Board of Directors, or (d) any equity securities (including convertible debt or warrants) issued as or in connection with a loan to or debt financing of the Company, each Party shall have the right to purchase, at the same price per share and upon substantially similar terms and conditions, up to a number of shares of such Capital Stock sufficient for it to maintain the same percentage ownership of outstanding securities of such class of Capital Stock of the Company as it owned immediately prior to such issuance. In the event of a proposed transaction or transactions, as the case may be, that would give rise to preemptive rights of a Party or Parties under this Section 3.7, the Company shall provide notice to such Party or Parties no later than thirty (30) days prior to the expected consummation of such transaction or transactions. Each Party possessing preemptive rights hereunder shall provide notice of its election to exercise such rights within ten (10) Business Days after delivery of such notice from the Company. If any Party having a right to purchase shares of the Company’s Capital Stock under the preceding sentence shall elect not to exercise such right, then the other Parties that have elected to exercise their rights with respect hereto shall have the right to purchase additional shares of such Capital Stock from those upon which such right was not exercised, on a pro rata basis insofar as more than one such Party desires to so purchase additional shares of Capital Stock; provided, however, that if, in connection with any proposed transaction or transactions giving rise to rights hereunder (including pursuant to a Subsequent Notice as described below), any shares of Capital Stock remain from those that were available in the Parties pursuant to their rights hereunder, no Party shall have any preemptive rights under this Section and the proposed transaction or transactions shall be consummated without any exercise of preemptive rights hereunder. In the event of a situation described in the preceding sentence in which a Party elects not to exercise its preemptive rights with respect to a proposed transaction or transactions, the Company shall provide notice (the “Subsequent Notice”) of such fact within five (5) Business Days following the receipt of all of the notices concerning such elections from the Parties possessing such preemptive rights. Each Party possessing the right to purchase the additional shares of Capital Stock upon which the preemptive rights were not exercised shall respond to this Subsequent Notice by sending a response notice with respect thereto within five (5) Business Days after delivery of the Subsequent Notice. Failure of any Party to respond to such Subsequent Notice with a notice stating the election of such Party to purchase such additional shares of Capital Stock shall be deemed to be an election not to purchase such shares of Capital Stock and the proposed transaction or transactions shall be consummated without any exercise of preemptive rights hereunder.

3.8 Financial Statements.

(a) As soon as practicable following the end of each fiscal year of the Company (in no event later than one hundred twenty (120) days after the end of such fiscal year), the Company shall prepare and deliver to Fischer, Altoma and Chesapeake an audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statement of operations, changes in stockholders’ equity and cash flows of the Company for such fiscal year (or similar statements if such statements change as the result of changes in GAAP), together with the notes related thereto. Such financial statements shall be accompanied by a report of the Company’s independent accountants to the effect that such financial statements have been prepared in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit of such financial statements has been performed in accordance with GAAP. The filing of the financial statements with the SEC shall satisfy the foregoing obligations.

(b) As soon as practicable following the end of the each fiscal quarter of the Company other than the final fiscal quarter (in no event later than sixty (60) days after the end of such fiscal quarter), the Company shall prepare and deliver to Fischer, Altoma and Chesapeake an unaudited consolidated balance sheet of the Company as of the end of such fiscal quarter and the related unaudited consolidated statement of operations, changes in stockholders’ equity and cash flows of the Company for such fiscal quarter and for the fiscal year to date (or similar statements if such statements change as the result of changes in GAAP), in each case setting forth in comparative form the corresponding figures for the preceding fiscal quarter and for the fiscal quarter of the prior fiscal year corresponding to the fiscal quarter just completed. The filing of the financial statements with the SEC shall satisfy the foregoing obligations.

3.9 Voting Agreement of Altoma. Prior to a Qualified IPO, Altoma agrees that it shall not vote for the approval of (i) any merger, consolidation or conversion, (ii) an increase in authorized number of the Company’s shares, or the amendment of the Company’s certificate of incorporation to designate any new series of preferred stock for which stockholder approval is required, (iii) the sale of all or substantially all of the Company assets, or (iv) a termination of the business of or liquidation or dissolution of the Company, unless Fischer votes for such approval.

3.10 Standstill Agreement of Chesapeake. Other than in connection with the exercise of its rights pursuant to Section 3.7, Section 4.8 and Section 4.9, or other transaction approved by the Board of Directors of the Company (including the acquisition of shares of Common Stock pursuant to the Stock Purchase Agreement), Chesapeake agrees that it and Affiliates controlled by it will not, without the approval of the Board of Directors of the Company, acquire or publicly announce any intention to acquire shares of Common Stock of the Company to the extent Chesapeake and Affiliates controlled by it would hold of record, beneficially own, or otherwise control the voting with respect to, in excess of 35% of the then-outstanding shares of Common Stock of the Company after giving effect to such acquisition.

ARTICLE 4

TRANSFER OF SECURITIES

4.1 Transfer of Capital Stock.

(a) No Party other than the Company (which shall be subject to the preemptive rights set forth in Section 3.7) may Transfer any shares of Capital Stock of the Company, except as contemplated by Sections 4.2, 4.3, 4.7, 4.8 or 4.9 hereof or pursuant to an offering of equity securities registered under the Securities Act by the Company. The terms and provisions of this Article 4 shall terminate and be of no further force and effect with respect to Capital Stock owned by any of the Parties at such time as: (i) prior to a Qualified IPO, the percentage ownership of the Fischer Parties and their Affiliates of the outstanding Common Stock of the Company is less than 25% of their percentage ownership of outstanding Common Stock as of the date hereof (the “Fischer Initial Position”) or (ii) after a Qualified IPO, (x) with respect to Section 4.8 and Section 4.9, the closing date of the Qualified IPO, and (y) with respect to all other Sections under Article 4, the date that the “lock-up” period, as specified in lock-up letters required under Section 5.12 or otherwise (the “Contractual Lock-Up Period”), relating to the Qualified IPO terminates (the “Lock-Up Expiration Date”).

(b) In the event any of the Holders is given the opportunity to participate in a Piggyback Registration and (i) such Holder declines to participate in the Piggyback Registration and (ii) the sale of securities in the offering related to such declined Piggyback Registration is actually completed, then such Holder may, notwithstanding the provisions of this Article 4 (but subject to its obligations under any lock-up letter to which such Holder is subject pursuant to Section 5.12 or otherwise), Transfer a number of shares equal to the number of shares it would have been able to sell in connection with the applicable Piggyback Registration, subject to Sections 4.6 and 4.9 of this Agreement and provided that the purchaser(s) of such shares execute and become parties to this Agreement.

(c) Notwithstanding the terms of this Section 4.1, after a Qualified IPO, Fischer, in its sole and absolute discretion, may permit any of the other Holders to Transfer shares of Capital Stock of the Company without the consent of the other Parties hereto.

4.2 Tag-Along Rights.

(a) If Fischer, or any of its Permitted Transferees who have acquired Common Stock without Fischer making a Tag-Along Offer under this Section 4.2 (Fischer and any such other Fischer Parties being referred to herein as a “Tag-Along Seller”), proposes to sell more than 25% of the outstanding shares of Common Stock at such time for value in a Bona Fide Offer to a Third Party in one transaction or a series of related transactions (such transaction, the “Tag-Along Sale”), but excluding (i) a sale pursuant to a Qualified IPO or other public offering, (ii) any sale in which all of the Parties agree to participate, and (iii) a sale made pursuant to a ROFO Notice in accordance with Section 4.9, then such Tag-Along Seller shall offer (the “Tag-Along Offer”) to each stockholder Party the right to include in the proposed sale a number of shares of Common Stock designated by any of the Parties, not to exceed, in respect of any such Party, that number of shares of Common Stock determined by application of the following formula: (A) the number of all shares of Common Stock proposed to be sold by the Tag-Along Seller and such other Parties in the Tag-Along Sale multiplied by (B)(i) the number of outstanding shares of Common Stock held by such Party divided by (ii) the sum of the number of outstanding shares of Common Stock held by all Tag-Along Sellers and other Parties in the Tag-Along Sale.

(b) The Tag-Along Seller shall give written notice to each Party of the Tag-Along Offer (the “Tag-Along Seller’s Notice”) not less than 30 days nor more than 270 days prior to the consummation of the proposed sale. The Tag-Along Seller’s Notice may be issued concurrent with a ROFO Notice pursuant to Section 4.9. The Tag-Along Seller’s Notice shall specify the proposed transferee, the number of shares of Common Stock to be sold to such transferee, the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated. Each Party who wishes to include shares of Common Stock in the Tag-Along Sale in accordance with the terms of this Section 4.2 shall so notify the Tag-Along Seller not more than 15 days after the date of receipt of the Tag-Along Seller’s Notice. The Tag-Along Offer shall be conditioned upon the Tag-Along Seller’s sale of shares of Common Stock pursuant to the transactions contemplated in the Tag-Along Seller’s Notice with the transferee named therein. If any Party accepts the Tag-Along Offer, the Tag-Along Seller shall reduce to the extent necessary the number of shares of Common Stock it otherwise would have sold in the proposed sale so as to permit other Parties who have accepted the Tag-Along Offer to sell the number of shares of Common Stock that they are entitled to sell under this Section 4.2, and the Tag-Along Seller and such other Party or Parties shall sell the number of shares of Common Stock specified in the Tag-Along Offer to the proposed transferee in accordance with the terms of such sale set forth in the Tag-Along Seller’s Notice.

(c) For purposes of this Section 4.2, the number of shares of Common Stock shall be deemed to include the shares of Common Stock represented by Common Stock Equivalents. Notwithstanding the foregoing, no Common Stock Equivalents shall receive the benefits of this Section 4.2 prior to the time such Common Stock Equivalents are exercisable for or convertible or exchangeable into shares of Common Stock and, in order to obtain the benefits of this Section 4.2, any such Common Stock Equivalents in the form of options, warrants or other securities convertible or exchangeable into or exercisable for shares of Common Stock must be exercised or canceled prior to or simultaneously with the consummation of the sale pursuant to this Section 4.2.

(d) The acceptance of a Tag-Along Offer shall be binding and irrevocable upon the Party accepting the Tag-Along Offer unless (i) there is a material adverse change in the material terms of the Tag-Along Sale or (ii) if otherwise mutually agreed in writing by the Tag-Along Sellers and such Party. By delivering and accepting a Tag-Along Offer, each Party accepting the Tag-Along Offer agrees to execute and deliver such agreements and instruments as a Tag-Along Seller and Third Party might reasonably request to effect a proposed sale.

(e) Except as otherwise provided in this Section 4.2, the Common Stock subject to a Tag-Along Offer will be included in a proposed sale and in any agreements with the Third Party on the same terms and subject to the same conditions applicable to the Common Stock of the Tag-Along Seller subject to the proposed sale. Such terms and conditions shall include, without limitation: the sales price; the payment of fees, commissions and expenses; the provision of representations, warranties and indemnifications; provided that any indemnification provided by each requesting Party shall (except with respect to legal title to the relevant securities) be pro rata in proportion with the total consideration to be received by the requesting Party as the case may be, relative to the total consideration to be received by the Tag-Along Seller and other requesting Parties.

(f) The terms, rights and obligations under this Section 4.2 shall terminate and be of no further force and effect on such date that the number of outstanding shares of Common Stock held by the Parties to this Agreement is less than 50% of the then outstanding shares of Common Stock of the Company.

4.3 Drag-Along Rights.

(a) Notwithstanding any other provision in this Article 4, but specifically subject to the right of first offer in Section 4.9, if Fischer or its Permitted Transferees or other Affiliates (such Fischer Parties and/or their Affiliates being referred to in this Section 4.3 as the “Seller”) and any other Parties propose to sell in any single or series of related transactions shares of Common Stock and Common Stock Equivalents representing all of the Common Stock and Common Stock Equivalents owned by the Seller and such other Parties and such shares of Common Stock constitute more than 50% of the outstanding shares of Common Stock (the “Sale Stock”) at such time to a Third Party pursuant to a Bona Fide Offer, then the Seller shall have the right, subject to the provisions of this Section 4.3, to require all other Parties that are not the Seller (collectively, the “Co-Sellers”) to include in such sale (a “Required Sale”) all, but not less than all of such Co-Seller’s shares of Common Stock and Common Stock Equivalents (the “Co-Sellers’ Stock”), by delivering notice (the “Required Sale Notice”) to such other Parties.

(b) The Required Sale Notice shall set forth: (i) the date of such notice (the “Notice Date”); (ii) the name and address of the Third Party; (iii) the proposed amount and type of consideration (subject to Chesapeake’s right to require payment to it in cash) to be paid per share of Common Stock for the Sale Stock (the “Sale Price”), and a description in reasonable detail of the terms and conditions of payment offered by the Third Party, together with written proposals or agreements, if any, with respect thereto; and (iv) the proposed date of the Required Sale (the “Required Sale Date”), which shall be not less than 30 nor more than 180 days after the Notice Date.

(c) The Co-Sellers shall cooperate in good faith with Seller in connection with consummating the Required Sale (including, without limitation, the giving of consents and the voting of any shares of Common Stock of the Company held by the Co-Sellers to approve such Required Sale). On the Required Sale Date, each of the Co-Sellers shall deliver, free and clear of all liens, claims or encumbrances, and on the same terms and conditions applicable to the Seller’s sale of the Sale Stock (subject to Chesapeake’s right to require payment to it in cash), a certificate or certificates and/or other instrument or instruments for all of its shares of Common Stock and Common Stock Equivalents, duly endorsed and in proper form for transfer, with the signature guaranteed, to such Third Party in the manner and at the address indicated in the Required Sale Notice and Seller shall cause the Third Party to pay each Co-Seller’s share of the purchase price to such Co-Seller. Notwithstanding anything to the contrary in this Section 4.3, all consideration to be paid for Common Stock held by Chesapeake or its Permitted Transferees controlled by Chesapeake shall be in the form of cash or immediately available cash equivalent funds unless otherwise agreed to in writing by Chesapeake.

(d) In the event of any Required Sale, all Co-Sellers that hold Common Stock Equivalents in the form of options, warrants or other securities convertible or exchangeable into or exercisable for shares of Common Stock must exercise or cancel all such options, warrants or conversion or other rights prior to or simultaneously with the consummation of the Required Sale.

(e) The terms, rights and obligations under this Section 4.3 shall terminate and be of no further force and effect on such date that the number of outstanding shares of Common Stock held by the Parties to this Agreement is less than 50% of the then outstanding shares of Common Stock of the Company.

4.4 Prohibited Transfers. Any purported Transfer of shares of Common Stock or Common Stock Equivalents by a Party that is not permitted by the provisions of Article 4, or which is in violation of such provisions, shall be void and of no force and effect whatsoever.

4.5 Certain Events Not Deemed Transfers. Except as contemplated by Section 4.3 hereof, in no event shall any of the following constitute a transfer of shares of Common Stock for purposes of Sections 4.1, 4.2, or 4.3 or be subject to the terms hereof: (i) an exchange, reclassification or other conversion of shares of Common Stock into any cash, securities or other property pursuant to a merger, consolidation or recapitalization of the Company or any Subsidiary with, or a sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person; or (ii) an exercise or conversion of Common Stock Equivalents into shares of Common Stock in accordance with the terms thereof.

4.6 Transfers Subject to Compliance with Securities Act and Other Applicable Law. No shares of Common Stock may be Transferred by a Party (other than pursuant to an effective registration statement under the Securities Act) unless such Party first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act and any other applicable law.

4.7 Permitted Transferees.

(a) Notwithstanding anything in this Agreement to the contrary (other than Section 4.6), any of Fischer, Altoma or Chesapeake, or any Affiliate of any of Fischer, Altoma or Chesapeake, or any Permitted Transferee thereof may, without the consent of the Company or any of the Parties and without compliance with Sections 4.1, 4.2, or 4.3, at any time Transfer any or all of its shares of Common Stock and Common Stock Equivalents to one or more Permitted Transferees, provided that (i) the Transfer to such Person is not in violation of applicable U.S. federal or state securities laws, or other similar laws, and (ii) such Person(s), by accepting such shares of Common Stock or Common Stock Equivalents, shall be deemed to have agreed to be bound by the terms of this Agreement on the same terms as the Transferring Party generally.

(b) Notwithstanding anything in this Agreement to the contrary (other than Section 4.6), any Other Party or any Other Permitted Transferees may, without the consent of the Company or any of the Parties and without compliance with Sections 4.1, 4.2, or 4.3, at any time Transfer any or all of its shares of Common Stock and Common Stock Equivalents to one or more Other Permitted Transferees, provided that (i) the Transfer to such Person is not in violation of applicable U.S. federal or state securities laws, or other similar laws, (ii) such Person(s) shall execute and deliver to the Company a written acknowledgement, in form and substance satisfactory to the Company, stating that such Person(s) agrees to be bound by the terms of this Agreement (on the same terms as such Other Party), and (iii) if any such Other Permitted Transferee shall cease to qualify as an Other Permitted Transferee after such Transfer, the Common Stock and Common Stock Equivalents of such Other Permitted Transferee (A) shall continue to be subject to the terms and conditions of this Agreement and the acceptance of such shares of Common Stock or Common Stock Equivalents by such Person(s) shall be deemed as agreement to be so bound and (B) shall be deemed to be owned by the Other Party that originally Transferred such shares pursuant to this Section 4.7(b) for the purpose of calculating such Other Party’s percentage ownership of Common Stock and/or Common Stock Equivalents as such calculation may be required under the terms hereof.

(c) Notwithstanding anything in this Agreement to the contrary, upon the death of any Party who is a natural person, the Transfer of any or all of such Party’s shares of Common Stock or Common Stock Equivalents to one or more of such Party’s legatees, heirs or trustees of a testamentary trust, or to an executor or administrator of the estate of such deceased Party incident to guardianship or probate proceedings involving such estate shall not require the consent of the Company or any of the Parties and shall not be subject to compliance with Sections 4.1, 4.2, or 4.3 so long as (i) such heir shall have agreed in writing to be bound by the terms of this Agreement and (ii) the Transfer to such heir is not in violation of applicable law.

4.8 Listing of Shares; Altoma Shares.

(a) The Company agrees to use its commercially reasonable efforts to effect a Qualified IPO prior to August 15, 2011.

(b) Each Altoma Party agrees that it shall include for sale in a registered public offering a number of shares of Common Stock owned by it, which number shall be designated by the Company in its sole discretion, up to the number of shares of Common Stock to be sold concurrently by the Company, and in any event with a value not greater than a maximum price to the public of $100 million without the consent of the Altoma Parties. Other than the initial sale of shares to Chesapeake pursuant to the Stock Purchase Agreement on the date of this Agreement, each Altoma Party agrees that it shall not, without the consent of Fischer, Transfer any of its shares of Common Stock to any Person until after August 15, 2011, except through a Qualified IPO or with the consent of Fischer.

(c) After August 15, 2011, if the Common Stock of the Company is not listed on an exchange or quoted on the Nasdaq National Market (or successor quotation system or exchange), the Altoma Parties will have the right to Transfer to any Person up to 60% of the shares of Common Stock owned by Altoma as of the date of this Agreement pursuant to a Demand Request as set forth in Section 5.1(b). However, notwithstanding Altoma’s right to a Demand Request set forth in Section 5.1(b), prior to making such Demand Request, each of the Altoma Parties agrees to offer its shares of Common Stock to be Transferred first to the Company (who may elect to purchase any or all of the offered shares) for purchase at Fair Market Value. Such offer by the Altoma Parties shall be in writing and delivered to the Company, Fischer and Chesapeake. In the event the Company elects to purchase less than all of Altoma’s shares of Common Stock offered for Transfer, the remaining shares will be offered to Fischer and Chesapeake on a 50/50 basis (who jointly may elect to purchase any or all of the remaining offered shares) at Fair Market Value. Should either of Chesapeake or Fischer elect to purchase less than their share of the Common Stock, the other Party may elect to purchase more than their share up to the full balance of offered shares remaining. The Company shall give written notice of its election to purchase within 10 Business Days after receipt of the Altoma Parties offer and Fischer and Chesapeake shall give written notice of their respective elections by the earlier of the date 10 Business Days following the written notice of election by the Company or 20 Business Days after the Altoma Parties’ original offer notice. In the event that the Company or Fischer exercise the option to purchase the shares of Common Stock offered by the Altoma Parties pursuant to this Section, each of the Altoma Parties agrees to finance up to 80% of the purchase price payable by the Company or Fischer under substantially the same terms and conditions as specified under Section 4.8(d) of this Agreement. If the Company, Fischer and Chesapeake (i) provide notice of their intent not to purchase, (ii) do not provide notice of their intent on or before 20 Business Days after the date of receipt of the Altoma Parties original offer notice, or (iii) fail to consummate a purchase of 100% of the shares offered by the Altoma Parties in accordance with this Section 4.8(c), each of the Altoma Parties will have the right, but not the obligation, for 120 days thereafter to: (1) Transfer in an offering an amount not to exceed 60% of the shares of Common Stock owned by it as of the date of this Agreement, less the amount of shares of Common Stock Transferred to the Company and the Fischer Parties and Chesapeake pursuant to the offering in this Section 4.8(c), to any person at a price equal to or greater than the price at which it was offered to the Company, Fischer and Chesapeake, or if such proposed sale price is less than that offered to the Company, Fischer and Chesapeake, to provide the Company, Fischer and Chesapeake a right to purchase the remaining shares at the lower price (by complying again with the provisions of this Section 4.8(c)) before selling to another person, or (2) effect a Demand Request in accordance with Section 5.1(b), wherein each of the Altoma Parties agrees to offer for Transfer in such registration statement all of the Common Stock which has not been purchased pursuant to the offering in this Section 4.8(c)

(d) Any deferred portion of the purchase price pursuant to Section 4.8(c) above payable by the Company or Fischer shall be evidenced by a promissory note (“Promissory Note”) of the purchaser containing the following terms:

(i)	The Promissory Note shall bear interest at a fixed annual percentage rate equal to the prime rate in effect by JP Morgan Chase Bank, N.A. on the date of the Closing, may be prepaid at any time without penalty (any principal prepayment shall be applied against the next maturing installment of principal), shall provide for acceleration upon default, penalty interest, notice and opportunity to cure upon default, and such other standard and customary terms as the parties may agree. Except during any period in which the payments due under the Promissory Note are tolled pursuant to Section 4.8(d)(iii), the Promissory Note shall require equal semi-annual payments of principal plus accrued interest over a term of four (4) years. The first such payment shall be due on the first semi-annual anniversary of the Closing, and subsequent payments shall be due consecutively on the subsequent semi-annual anniversaries of such date until the fourth anniversary date at which time the unpaid balance of the Promissory Note plus accrued interest shall be due and payable.

(ii)	The payment of the Promissory Note shall be secured at any time and from time to time by that number of shares of Common Stock which equals one hundred twenty five percent (125%) of the value of the unpaid principal amount remaining under the Promissory Note at such time, not to exceed in any case more than the original number of shares of Common Stock repurchased by the Company or purchased by Fischer. For purposes of this Section 4.8(d)(ii), the value of the shares of Common Stock held as security for the payment of the Promissory Note shall be their Fair Market Value. At any time and from time to time, the purchaser shall be entitled to a release of collateral to the extent that the value of the Common Stock held by the holder of the Promissory Note exceeds the unpaid principal amount remaining under the Promissory Note by more than twenty-five percent (25%). Upon request by the purchaser for such release, the holder of the Promissory Note shall exchange the stock certificate held as collateral for a new stock certificate which reflects the release of shares pursuant to this provision. In addition to the release of collateral described above, the purchaser shall have the right, at any time and from time to time, to substitute certificates of deposit issued by any state or national bank as security for the purchaser’s obligations. The shares of Common Stock shall be released in such amount so that the sum of the face value of the certificate of deposit and one hundred twenty-five percent (125%) of the Fair Market Value of the shares of Common Stock retained by the holder of the Promissory Note as of the end of the most recent fiscal quarter for the Company for which financial statements are available equals the unpaid principal amount remaining under the Promissory Note. So long as the purchaser is not in default under the Promissory Note, the purchaser shall be entitled to receive all interest paid on such substituted collateral.

(iii)	Any Promissory Note issued by the Company pursuant to this Section 4.8 shall provide that it is payable only out of “surplus” (as described in §154 of the Delaware General Corporation Law), and shall further provide that, in the event the Company shall not, at the time set for any payment, have available an adequate surplus from which to make such payment, or any portion thereof, the Company shall not make such payment, or such portion thereof, as the case may be, and the date for payment, or such portion thereof, shall be tolled, with interest accruing thereon until such surplus is available. The provisions of this Agreement regarding the Company’s issuance and payment of Promissory Notes only from surplus shall not be construed to impose on the Company any obligation to create or generate any surplus of any type whatsoever. However, each year the Company shall not declare any cash or stock dividend or voluntarily cause any other charge to be made against surplus if the result thereof would be to cause surplus to fall below the level needed to make any payment(s) on a Promissory Note(s) which is payable during such year period or whose payment has been and is, at the time of such dividend or charge, tolled pursuant to this Section 4.8(d)(iii). In the event the payment of any installment on any Promissory Note is tolled for a period of more than six (6) months, such Promissory Note shall be in default, and the holder of such Promissory Note may, upon notice of default by the holder and failure of the payee to make such payment within 30 days after the date such notice is received, declare the principal and all interest accrued thereon to be due and payable and may foreclose on any shares of Common Stock or other collateral which shall be the security therefor.

4.9 Right of First Offer.

(a) Subject to and excluding other permitted transfers set forth in Section 4.1(a) for any transfers made pursuant to an offering of equity securities registered under the Securities Act, Section 4.3 pursuant to a sale in which the Sellers are exercising such drag-along rights, Section 4.5 and Section 4.7, in the event Fischer or Chesapeake or any Permitted Transferee who has acquired shares of Common Stock from such party (the “ROFO Seller”) desires to Transfer shares of Common Stock owned by it to any Person other than (i) a Permitted Transferee or (ii) pursuant to a Demand Request in accordance with Section 5.1(b), the ROFO Seller hereby agrees to notify in writing (the “ROFO Notice”) each of the stockholder Parties that is not a ROFO Seller (the “ROFO Parties”) and the Company, of: (A) its desire to Transfer such shares of Common Stock, (B) the number of shares proposed to be Transferred (the “ROFO Shares”) and (C) the price at which the ROFO Seller is willing to sell the ROFO Shares (the “ROFO Notice Price”), and (D) other terms of such proposed sale. The ROFO Seller(s) will negotiate in good faith for a period of not less than 21 days after the date of the ROFO Notice with any ROFO Parties who express an interest in acquiring the ROFO Shares. The ROFO Parties shall be entitled, but not required, within 21 days after the delivery date of the ROFO Notice, to deliver a cash offer notice (an “ROFO Offer Notice”) to the ROFO Seller of their offer for all, or any portion, of the ROFO Shares set forth in the ROFO Notice. If any ROFO Offer Notice is accepted by the ROFO Seller, each ROFO Party timely delivering a ROFO Offer Notice shall have the right to acquire a pro rata number of ROFO Shares based on the relative number of shares of Common Stock then owned by all of the ROFO Parties timely delivering a ROFO Offer Notice.

(b) Unless the ROFO Seller and the ROFO Parties otherwise agree, in the event ROFO Offer Notices at least equal to the ROFO Notice Price are not delivered to the ROFO Seller on or prior to the date 21 days after the delivery date of the ROFO Notice (the “ROFO Offer Deadline”), the offer shall be deemed rejected with respect to such ROFO Shares so offered, and, at any time within 120 days after the ROFO Offer Deadline, the ROFO Seller shall be entitled to sell any ROFO Shares not Transferred pursuant to the ROFO Offer Notices for a cash price equal to or greater than the ROFO Notice Price. After the expiration of such 120-day period, if the ROFO Seller has not sold, the ROFO Seller may not Transfer the ROFO Shares without complying again with the provisions of this Section 4.9.

(c) To the extent ROFO Offer Notices are delivered and are accepted or deemed accepted by the ROFO Seller, the closing for the Transfer of the ROFO Shares shall be consummated at 9:00 a.m. Oklahoma City time on the date 30 days following the ROFO Offer Deadline, at the Company’s principal executive offices, or at such other time, date and place as mutually agreed by the ROFO Seller and the ROFO Parties. At the closing, the purchase price shall be paid in the form of a cashier’s check or by wire transfer in same day funds, and the ROFO Seller shall deliver stock certificates representing the ROFO Shares so purchased, accompanied by duly executed stock powers, free and clear of all liens, encumbrances and adverse claims (other than encumbrances as set forth in this Agreement), and such other instruments or documents as are deemed necessary by the Company for the proper Transfer of the ROFO Shares so transferred on the books of the Company. The Company, the ROFO Seller, and the ROFO Parties shall cooperate in good faith in obtaining all necessary governmental and third-party consents, approvals or waivers required for the closing. The closing may be delayed, to the extent required, until the next succeeding day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the obtaining of any necessary government approvals; provided, that such delay shall not exceed 45 days, and if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, by such 45th day, then the relevant ROFO Offer Notice shall be deemed to have been rejected and neither the ROFO Seller nor the ROFO Parties shall have any further obligation with respect to such ROFO Offer Notice.

ARTICLE 5

REGISTRATION RIGHTS;

PIGGYBACK REGISTRATION

5.1 Demand Registration Rights.

(a) At any time after a Qualified IPO (the “Demand Period”), Fischer may on up to four occasions, and Altoma and Chesapeake may on up to two occasions each, make a written request of the Company (a “Demand Request”) for registration under the Securities Act (a “Demand Registration”) of Registrable Securities held by the Fischer Parties, the Altoma Parties or Chesapeake, provided that such Registrable Securities shall have proposed offering proceeds for such offering that equals or exceeds US $20 million (or US $10 million in the event the Company is able to register such Registrable Securities on Form S-3).

(b) In addition to the Demand Requests pursuant to Section 5.1(a), either Altoma or Chesapeake may make one Demand Request for a Demand Registration at any time after May 15, 2011 in the event a registration statement for a Qualified IPO has not been filed or a Qualified IPO has not been consummated prior to such date, provided that such Registrable Securities shall have proposed offering proceeds for such offering that equals or exceeds US $20 million. However, the respective rights of Altoma or Chesapeake set forth in this Section 5.1(b) shall terminate and be of no further force and effect if the Board of Directors of the Company recommends a transaction that would result in a Qualified IPO occurring prior to August 15, 2011, and such party votes against the proposed transaction.

(c) The Company may defer the filing (but not the preparation) of a registration statement required by this Section until a date not later than 60 days after the Required Filing Date (as defined below) if (i) at the time the Company receives the Demand Request, the Company or its Subsidiaries are engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, (ii) an investment banking firm advises the Company that effecting such registration would materially and adversely affect an offering of securities of the Company, or (iii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company’s equity securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting (subject to the terms of this Agreement) and entering into a letter of intent with the managing Underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 5.1(c) shall be lifted, and the requested registration statement shall be filed forthwith, if: in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated; in the case of a deferral pursuant to clause (ii) of the preceding sentence, such investment banking firm advises the Company that effecting such registration would no longer materially and adversely affect an offering of securities of the Company; or, in the case of a deferral pursuant to clause (iii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this subsection (b), the Company shall promptly, upon determining to seek such deferral, deliver to a requesting holder a certificate signed by the President or CEO of the Company stating that the Company is deferring such filing pursuant to this Section 5.1(c) and the basis therefor in reasonable detail. Within twenty (20) days after receiving such certificate, the requesting holder for which registration was previously requested may withdraw such request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. Notwithstanding the foregoing, the Company may not defer the filing of a registration statement pursuant to this Section 5.1(b) more than twice every 12 months.

(d) Each Demand Request shall specify the number of shares of Registrable Securities proposed to be sold. Subject to subsection (c) of this Section 5.1, the Company shall use its commercially reasonable efforts to file the Demand Registration within 60 days after receiving a Demand Request (the “Required Filing Date”) and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing, provided that the Company need effect only one Demand Registration at any time in accordance with this Section. The Company shall pay all of its fees, costs and expenses, other than underwriting discounts and commissions, related to any such Demand Registration; provided, however, if the Demand Registration is subsequently withdrawn by the Party or Parties initiating the Demand Registration, the Party or Parties may decide either (i) to pay pro rata any expenses of such registration and retain their rights to such Demand Registration or (ii) to elect to have the Company bear such expenses (in which event such Demand Registration shall count as one of such Party’s demands for Demand Registration).

(e) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to register any Person’s Registrable Securities pursuant to a Demand Registration unless such Person accepts the terms of the underwriting agreement between the Company and the Underwriter.

5.2 Notice; Piggyback Registration. Subject to the provisions of this Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of any equity securities by the Company for its own account or for the account of any of its equity holders, including a registration statement filed pursuant to Section 5.1, (other than a registration statement on Form S-4 or Form S-8 (or such corresponding forms adopted by the SEC for use by foreign issuers), or any substitute form that may be adopted by the SEC, or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing security holders), then the Company shall give written notice of such proposed filing to the Parties as soon as practicable (but in no event less than 30 days before the anticipated effective date of such registration statement), and such notice shall offer each such Party and its Permitted Transferees the opportunity to register the Applicable Percentage of the Registrable Securities held by each such Party and its Permitted Transferees (a “Piggyback Registration”). Subject to the limitations in Sections 5.3, 5.4, 5.5, 5.6 and 5.9 hereof, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering. Each such holder of Registrable Securities shall be permitted to withdraw all or part of such holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

5.3 Obligations of the Company. Whenever required under this Section 5 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to be declared effective, and keep such registration statement effective for up to 120 days; provided, however, that if Holders of Registrable Securities holding shares having an aggregate value in excess of $10 million request that such registration statement be filed on Form S-3 under Rule 415 on a continuous basis and such filing is permitted under applicable SEC rules, the Company shall keep such registration statement effective until all such Registrable Securities are sold thereunder and/or cease to be Registrable Securities, or for two years if earlier, provided that the aggregate value of shares registered under such registration statement also exceeds $10 million.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or such longer period in connection with a Rule 415 offering described in Section 5.3(a) above.

(c) Furnish to the Parties such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as shall be reasonably requested by the Parties, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(f) Notify each Party covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days, or such longer period in connection with a Rule 415 offering described in Section 5.3(a) above.

(g) Use its reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which the same securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its reasonable efforts to furnish, at the request of any Party requesting registration of Registrable Securities pursuant to this Article 5, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 5, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Party or Parties requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Parties requesting registration of Registrable Securities.

5.4 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 5:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter (as defined in the Securities Act) for such Party and each person, if any, who controls such Party or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Party, underwriter or controlling person.

(b) To the extent permitted by law, each selling Party will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel for the Company, accountants for the Company, any underwriter, any other Party selling securities in such registration statement and any controlling person of any such underwriter or other Party, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Party expressly for use in connection with such registration; and each such Party will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Party, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 5.4(b) exceed the net proceeds from the offering received by such Party, except in the case of willful fraud by such Party.

(c) Promptly after receipt by an indemnified party under this Section 5.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.4.

(d) If the indemnification provided for in Section 5.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Party under this Section 5.4(d) exceed the net proceeds from the offering received by such Party, except in the case of willful fraud by such Party. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the Company and the Parties.

(f) The obligations of the Company and Parties under Section 5.4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 5, and otherwise.

5.5 Reports Under Securities Exchange Act of 1934. With a view to making available to the Parties the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Party to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Parties, if requested pursuant to a Demand Registration, to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Party, so long as the Party owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at

any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Party of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

5.6 No Assignment of Demand Rights. The rights to cause the Company to register Registrable Securities pursuant to Section 5.1 may not be assigned to third parties except to a Permitted Transferee either (i) controlled by Fischer, Altoma or Chesapeake or (ii) controlling in excess of 40% of the outstanding voting securities of Fischer as of the date of this Agreement.

5.7 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights that are more favorable than the registration rights of the Parties.

5.8 Selection of Underwriters. The Board of Directors shall have the right to designate, in their sole and absolute discretion, the book-running managing Underwriter(s) (the “Managing Underwriter(s)”) with respect to any Piggyback Registration or Demand Registration, or with respect to any other underwritten public offering of Registrable Securities or other securities of the Company and shall select such additional Underwriters to be used in connection with the offering, if any. The Board of Directors shall also have the right to select one or more co-managers for each such offering if the Board of Directors, in their sole discretion, shall determine that any be necessary, and the underwriting fees related to any such offering shall be allocated among any such co-managers in such proportions as the Board of Directors shall determine. In the event of any such offering, the Managing Underwriter(s), the Company and any Selling Stockholders will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by the Managing Underwriter(s) or other investment bankers of national standing acting in similar transactions.

5.9 Underwriters’ Cut-Backs. The Company shall use all commercially reasonable efforts to cause the Managing Underwriter or any other managing Underwriter of a proposed underwritten offering (including an offering pursuant to a Demand Registration), as the case may be, to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 5.2 or pursuant to other piggyback registration rights, if any, granted by the Company (“Piggyback Securities”) to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Party’s Piggyback Securities in such offering unless such Party accepts the terms of the underwriting agreement between the Company and the Managing Underwriter (or other managing Underwriter) or Underwriters, and otherwise complies with the provisions of Section 5.10 below. If the managing Underwriter or Underwriters of a proposed underwritten offering advise the Company in writing that in its or their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to potentially impede or interfere with the offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the opinion of such managing Underwriter or Underwriters, be sold without any such potential to impede or interfere with the offering, pro rata among the holders of Registrable Securities on the basis of the number of Registrable Securities requested to be included in such registration by each such holder.

5.10 Participation. No Party may participate in any underwritten registration under this Article 5 unless such Party (i) agrees to sell such Party’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (iii) if requested by another Person participating in such underwritten registration, agrees that all securities convertible or exchangeable into shares of Common Stock that are included in such underwritten registration shall be so converted or exchanged on or prior to the consummation thereof.

5.11 Termination or Postponement by the Company. Notwithstanding anything herein to the contrary except in the case of a Demand Registration, at any time prior to the effectiveness of any registration statement filed pursuant hereto, the Company shall have the right, in its sole and absolute discretion, not to proceed with the registration of any securities pursuant to such registration statement and, in the event that the Company exercises such right, no holder of Registrable Securities shall have any right to require the Company to register any such Registrable Securities except in accordance with the express provisions of this Agreement. In the case of a registration statement filed pursuant Section 5.1, at any time after the filing of such registration statement but prior to the effectiveness thereof, the Company shall have the right to postpone requesting that the SEC declare such registration statement effective:

(a) for the Contractual Lock-up Period relating to any underwritten public offering of Company securities or any private placement of Company securities made pursuant to Rule 144A; and

(b) for a period of up to 90 days if the Company is engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders;

provided, however, that the Company may not postpone requesting the effectiveness of a registration statement filed pursuant to Section 5.1 pursuant to this Section 5.11 more than twice every 12 months. The Company may only terminate a Demand Registration and withdraw a registration statement filed pursuant to Section 5.1 with the consent of the Party submitting the Demand Request relating thereto or upon receipt of a request for such withdrawal from the SEC.

5.12 Lock-Up Letters. Each holder of Registrable Securities (whether or not such Registrable Securities are included in a registration statement pursuant hereto) agrees to execute a written agreement not to effect any public sale or distribution of the issue being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 180-day period (or shorter period permitted by the Managing Underwriter, if applicable) beginning on, the effective date of a registration statement filed pursuant hereto except as part of such registration if and to the extent requested by the Company, in the case of a non-underwritten public offering, or if and to the extent requested by the Managing Underwriter or managing Underwriter or Underwriters, as the case may be, in the case of an underwritten public offering.

ARTICLE 6

REGISTRATION PROCEDURES

6.1 Procedures.

(a) The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with any registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

(b) Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event that makes any statement made in a registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of a supplemented or amended prospectus contemplated by the description in this sentence and (ii) if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to this sentence to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of this sentence.

6.2 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the “Registration Expenses”): (i) all registration and filing fees (including, without limitation, with respect to filings to be made with the National Association of Securities Dealers, Inc.), (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing on a securities exchange or inter-dealer or similar quotation system of the Registrable Securities if the Company shall choose to list such Registrable Securities, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, (vii) the reasonable fees and expenses of one counsel for the Selling Holders (collectively), (viii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the National Association of Securities Dealers, Inc. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or, except as provided by clause (ii) or (vii) above, any out-of-pocket expenses of the Selling Holders (or the agents who manage their accounts).

6.3 Suspension Periods. In the event the Company has filed a registration statement that has been declared effective by the SEC (including a registration statement on Form S-3 under Rule 415 that provides for periodic resales by a Selling Holder), the Company may provide notice to the Parties hereto that the Company has elected to require the suspension of the sale by the Parties of Registrable Securities (including securities registered under any such effective registration statement) (a “Suspension Period”):

(a) for the Contractual Lock-up Period relating to any underwritten public offering of Company securities or any private placement of Company securities made pursuant to Rule 144A; and

(b) for a period of up to 90 days if the Company is engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders;

provided, however, that the Company may not cause a Suspension Period to occur more than twice every 12 months.

ARTICLE 7

TERMINATION

7.1 Termination. This Agreement shall terminate upon the earlier of (i) the dissolution, liquidation or winding-up of the Company or (ii) December 31, 2020. A Person who ceases to hold any shares of Common Stock or Common Stock Equivalents and who ceases to beneficially own any shares of Common Stock or Common Stock Equivalents shall cease to be a Party and shall have no further rights or obligations under this Agreement.

ARTICLE 8

MISCELLANEOUS

8.1 Amendment. Any provision of this Agreement may be altered, supplemented, amended or waived only by the written consent of each of (i) the Company (ii) Fischer, (iii) Altoma, (iv) Chesapeake and (v) to the extent there are other Parties to this Agreement as of such date, a majority of the outstanding shares of Common Stock owned by all Holders, except that (x) any Party may unilaterally waive any of its rights hereunder so long as such waiver is in writing and (y) any provision of this Agreement may be altered, supplemented, amended or waived without the consent of any Other Party unless such alteration, supplementation or amendment materially and adversely affects the rights set forth herein of such Other Party differently from the manner in which such alteration, supplementation or amendment affects the rights hereunder of the remaining Parties.

8.2 Specific Performance. The Parties and the Company recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the Parties and the Company may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

8.3 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties and the Company. No such assignment shall relieve the assignor from any liability hereunder. Any purported assignment made in violation of this Section 8.3 shall be void and of no force and effect.

8.4 Stock Subject to this Agreement. All shares of Common Stock and Common Stock Equivalents now owned or hereafter acquired by any of the Parties shall be subject to, and entitled to the benefits of, the terms of this Agreement. The Company shall cause any transferee or recipient of an original issuance of any shares of Common Stock or Common Stock Equivalents, other than such transferee or recipient in a Qualified IPO or any other public offering, to become a Party and be bound as if an original Party hereto and to execute an Adoption Agreement substantially in the form attached hereto as Exhibit B.

8.5 Legends.

(a) Each certificate for shares of Common Stock and Common Stock Equivalents held by any Person a party hereto shall bear (i) a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and (ii) a legend in substantially the following form:

THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE

STOCKHOLDERS’ AGREEMENT, DATED AS OF SEPTEMBER 29, 2006, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

(b) The restrictions on transfer of shares of Common Stock set forth in such legends (each, a “Restriction”) shall cease and terminate as to any particular share of Common Stock when, in the opinion of counsel to a Holder, which opinion and counsel are reasonably satisfactory to the Company and which opinion shall be delivered to the Company in writing, either or both of such Restrictions are no longer required. Whenever any such Restriction shall cease and terminate as to any share of Common Stock, the holder thereof shall be entitled to receive from the Company, without expense to such older, new certificate(s) not bearing a legend or legends, as the case may be, stating such Restriction(s).

8.6 Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a “Notice”) shall be given in writing by (i) reputable overnight courier, (ii) registered letter or (iii) telecopy with receipt confirmed, which shall be addressed or sent to the respective addresses as follows (or such other address as the Company or any Party may specify to the Company and all other Parties by Notice):

The Company:

Chaparral Energy, Inc.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attn: Mark A. Fischer

Phone: (405) 478-8770

Fax: (405) 478-2906

with a copy (which will not constitute notice for purposes of this Agreement) to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: David C. Buck

Phone: (713) 220-4200

Fax: (713) 220-4285

Altoma:

Altoma Energy

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attn: Charles A. Fischer, Jr.

Phone: (405) 478-8770

Fax: (405) 478-2906

with a copy (which will not constitute notice for purposes of this Agreement) to:

Mock, Schwabe, Waldo, Elder, Reeves & Bryant LLC

Two Leadership Square, 14th Floor

211 North Robinson

Oklahoma City, Oklahoma 73102

Attn: Randall Mock

Phone: 405-235-5588

Fax: 405-235-0333

Fischer

Fischer Investments, L.L.C.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attn: Mark A. Fischer

Phone: (405) 478-8770

Fax: (405) 478-2906

with a copy (which will not constitute notice for purposes of this Agreement) to:

Mock, Schwabe, Waldo, Elder, Reeves & Bryant LLC

Two Leadership Square, 14th Floor

211 North Robinson

Oklahoma City, Oklahoma 73102

Attn: Randall Mock

Phone: 405-235-5588

Fax: 405-235-0333

Chesapeake:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, OK 73118

Attention: Mr. Douglas J. Jacobson

Phone: (405)

Facsimile: (405) 879-9546

with a copy (which will not constitute notice for purposes of this Agreement) to:

Commercial Law Group, P.C.

2725 Oklahoma Tower

Oklahoma City, Oklahoma 73102-5643

Attention: Mr. Ray Lees

Phone: (405) 298-5700

Facsimile: (405) 232-5533

All Other Stockholders

At the address set forth immediately below their respective signatures on the signature pages hereto or to any adoption agreement.

All Notices shall be deemed effective and received (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (ii) if given by overnight courier, on the business day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (iii) if given in person or by registered letter, when such Notice is delivered at the address specified above. No Party shall be entitled to receive a Notice hereunder (or a copy of a Notice delivered to the Company) if, at the time such Notice is to be sent, such Party (including its Affiliates and the employees of such Party and its Affiliates) no longer owns any shares of Common Stock.

8.7 Confidentiality. The Parties shall, and shall cause their respective officers, directors, employees and agents and the respective subsidiaries and Affiliates of the Parties and their respective officers, directors, employees and agents to, hold confidential and not use in any manner detrimental to the Company or any of its Subsidiaries all information they may have or obtain concerning the Company or any of its Subsidiaries and their respective assets, business, operations or prospects (“Confidential Information”); provided, however, that the foregoing shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by a Party or any of its employees, agents, accountants, legal counsel or other representatives, (ii) information that is or becomes available to a Party or any of its employees, agents, accountants, legal counsel or other representatives on a nonconfidential basis prior to its disclosure by the Company or its employees, agents, accountants, legal counsel or other representatives, and (iii) information that is required to be disclosed by a Party or any of its employees, agents, accountants, legal counsel or other representatives as a result of any applicable law, rule or regulation of any governmental authority or stock exchange. If any Party desires to sell shares of Common Stock and in connection with such potential sale desires to disclose information regarding the Company to the potential purchaser in such sale which it is not permitted to disclose pursuant to the preceding sentence, such Party shall notify the Company of such Party’s desire to disclose such information and shall identify the potential purchaser in such notification. The Company may require any such potential purchaser of shares of Common Stock to enter into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate acquisitions.

8.8 Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and all such counterparts together shall constitute one and the same agreement of the parties hereto.

8.9 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof

8.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to choice of law rules, except to the extent, if any, that mandatory choice of law rules in effect in the State of Oklahoma require that any provision hereof be governed by and construed in accordance with the laws of the State of Delaware regarding matters otherwise governed by the General Corporation Law of the State of Delaware.

8.11 Entire Agreement. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

8.12 Cumulative Rights. The rights of the Parties and the Company under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements.

8.13 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.14 Submission to Jurisdiction.

(a) Any legal action or proceeding with respect to this Agreement, the shares of Common Stock or any document related thereto shall be brought solely in the courts of the State of Oklahoma or of the United States of America for the Western District of Oklahoma, and, by execution and delivery of this Agreement, the Company and each Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b) The Company and each Party irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company or such Party, respectively, at its address provided herein.

(c) Nothing contained in this Section 8.14 shall affect the right of any party hereto to serve process in any other manner permitted by law.

8.15 Waiver of Jury Trial. Each of the Parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, any shares of Common Stock, Common Stock Equivalents or any course of conduct, course of dealing, verbal or written statement or action of any Party hereto.

SIGNATURES CONTAINED ON SUCCEEDING PAGES

IN WITNESS WHEREOF, the Parties hereto have executed this Stockholders’ Agreement as of the date first above written, and shall become effective as of (and subject to the occurrence of) the Effective Date.

Chaparral Energy, Inc.

By:	/s/ Mark A. Fischer
Name:	Mark A. Fischer
Title:	Chief Executive Officer and President

Fischer Investments, L.L.C.

By:	/s/ Mark A. Fischer
Name:	Mark A. Fischer
Title:	Manager

Altoma Energy

By:	/s/ Charles A. Fischer, Jr.
Name:	Charles A. Fischer, Jr.
Title:	Managing General Partner

Chesapeake Energy Corporation

By:	/s/ Douglas J. Jacobson
Name:	Douglas J. Jacobson
Title:	Executive Vice President